Exhibit 23.  Consent of Independent Registered Public Accounting Firm




The Board of Directors
Capital City Bank Group, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-18557, No. 33-60113, and No. 333-18543) on Form S-8 and No. 333-
20683 on Form S-3D of Capital City Bank Group, Inc. of our reports dated March 16, 2005, with respect to the consolidated statements of financial condition of Capital City Bank Group, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareowners' equity, and cash flows, for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Capital City Bank Group, Inc.

Our report dated March 16, 2005 on the consolidated financial statements referred to above refers to a change in method of computing stock-based compensation in 2003 and a change in method of accounting for goodwill and other intangible assets in 2002.

Our report dated March 16, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that Capital City Bank Group, Inc. acquired Farmers and Merchants Bank during 2004. Management excluded from its assessment of the effectiveness of Capital City Bank Group, Inc.'s internal control over financial reporting as of December 31, 2004, Farmers & Merchants Bank's internal control over financial reporting. Our audit of internal control over financial reporting of Capital City Bank Group, Inc. also excluded an evaluation of the internal control over financial reporting of Farmers & Merchants Bank.



KPMG LLP
Orlando, Florida
March 16, 2005